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                                                                  EXHIBIT 99.21

                   CONSIDERATION ELECTION WITH RESPECT TO THE
               SERIES A 8% CUMULATIVE CONVERTIBLE PREFERRED STOCK
  OF MESA INC. PURSUANT TO THE MERGER WITH PARKER & PARSLEY PETROLEUM COMPANY


To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

                 This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the consideration elections of the holders of the shares of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Mesa Series A Preferred Stock"), of Mesa, pursuant to the terms of a certain Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") among MESA Inc. (the "Company"), Mesa Operating Co., Pioneer Natural Resources Company ("Pioneer") and Parker & Parsley Petroleum Company ("Parker & Parsley"). At the Effective Time (as defined in the Joint Proxy Statement/Prospectus of the Company) each seven shares of Mesa Series A Preferred Stock outstanding will be converted into either (i) 1.25 shares of common stock of Pioneer ("Pioneer Common Stock") or (ii) one share of Series A 8% Cumulative Convertible Preferred Stock of Pioneer ("Pioneer Preferred Stock"), PROVIDED, HOWEVER, that if a majority of the outstanding shares of Mesa Series A Preferred Stock are voted in favor of the Merger Agreement, then all of the shares of Mesa Series A Preferred Stock will be converted into Pioneer Common Stock, regardless of whether some of the holders of the shares of Mesa Series A Preferred Stock elected to receive Pioneer Preferred Stock. The Merger Agreement, the transactions contemplated thereby and the election procedures are described in the enclosed Joint Proxy Statement/Prospectus.

                 Each beneficial owner of shares of Mesa Series A Preferred Stock registered in your name or the name of your nominee is entitled to make a Consideration Election as described above.

                 We are asking you to contact your clients for whom you hold shares of Mesa Series A Preferred Stock registered in your name or in the name of your nominee to obtain instructions with respect to the Consideration Elections of such shares.

                 Enclosed are copies of the following documents:

                 1.       The Joint Proxy Statement/Prospectus;
                 2. Form of Election and Letter of Transmittal for the Mesa Series A Preferred Stock;
                 2. Form of Notice of Guaranteed Delivery for the Mesa Series A Preferred Stock;
                 3. Return envelope addressed to The Continental Stock Transfer and Trust Company; as Exchange
                          Agent;
                 3.       Nominee Holder Certification; and
                 4. Letter to the beneficial owners of the Mesa Series A Preferred Stock.

                 Your prompt action is requested. The deadline for consideration elections will occur at 5:00 p.m., New York City time on August _, 1997 (the trading day immediately preceding the Closing Date of the Mergers, (the "Election Deadline").

                 To make a Consideration Election, a properly completed and executed Form of Election and Letter of Transmittal must be delivered to the Exchange Agent as indicated in the Joint Proxy Statement/Prospectus prior to the Election Deadline, unless the guaranteed delivery procedures described in the Joint Proxy Statement/Prospectus are followed.
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                 Additional copies of the enclosed materials may be obtained from Morrow & Co., Inc., the Information Agent. The Information Agent's toll-free telephone number is (800) 566-9061.

                                        Very truly yours,



                                        MESA INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF MESA INC., THE EXCHANGE AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE PIONEER PREFERRED STOCK OR PIONEER COMMON STOCK ISSUABLE UPON A VALID CONSIDERATION ELECTION, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE CONSIDERATION ELECTIONS EXCEPT FOR STATEMENTS MADE IN THE JOINT PROXY STATEMENT/PROSPECTUS.





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